SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  July 28, 1997


                        Freeport-McMoRan Inc.
        (Exact name of registrant as specified in its charter)



   Delaware                     1-8124                  13-3051048
(State or other            (Commission File            (IRS Employer
jurisdiction of                 Number)            Identification Number)
incorporation or
organization)



                         1615 Poydras Street
                    New Orleans, Louisiana  70112
               (Address of principal executive offices)

                            (504) 582-4000
         (Registrant's telephone number, including area code)

                                 N/A
    (Former name or former address, if changes since last report)


Item 5.   Other Events.

      On July 28, 1997, Freeport-McMoRan Inc. and IMC Global Inc. jointly issued the following news release:

            IMC GLOBAL INC. AND FREEPORT-McMoRan INC.
              ANNOUNCE LETTER OF INTENT FOR MERGER;
        ANNUAL G&A SAVINGS OF $33 TO $40 MILLION EXPECTED

     NORTHBROOK, IL., and NEW ORLEANS, LA., July 28, 1997 -- IMC Global Inc. (NYSE: IGL) and Freeport-McMoRan Inc. (NYSE: FTX) announced today that they have signed a non-binding letter of intent for the merger of IGL and FTX, with IGL as the surviving entity. The transaction will be accounted for as a purchase. In the proposed combination, each share of common stock of FTX would be exchanged for 0.90 shares of IGL common stock plus a warrant entitling the holder to purchase one-third of a share of IGL common stock at a price equal to $44.50 per share. The warrants will expire on the third anniversary of the merger. Application will be made to list the warrants on the New York Stock Exchange. The sulphur business and the 58.3% interest in the Main Pass Block 299 sulphur and oil and gas operations owned by Freeport-McMoRan Resource Partners, Limited Partnership (NYSE: FRP), together with the 25 percent interest in Main Pass 299 owned by IGL, will be transferred to a newly-formed subsidiary (Newco) of FRP, which will distribute the Newco shares to all FRP unitholders, including FTX. FTX will redistribute its Newco shares to its shareholders. As part of the overall transaction, IGL will relinquish its interest in Main Pass 299 and contribute that interest to Newco.
     Mr. James R. Moffett, Chairman of FTX, Mr. Rene L. Latiolais, President and Chief Executive Officer of FTX and FRP, both of whom will retire from FTX prior to the merger, and Mr. Robert W. Bruce III, representing one of the largest shareholdings of FTX common stock and a member of the Board of Directors of FTX, will be added to the IGL Board of Directors.
     In the merger with IGL, the FTX shareholders will receive the IGL shares on a non-taxable basis. The receipt of the warrants and Newco shares may have current tax consequences for the FTX shareholders. The distribution of Newco shares to the FRP unitholders is expected to be largely or entirely tax-free.
On July 25, 1997, FTX's common stock closed at $26.5625 per share, and IGL's common stock closed at $33.75 per share. The terms of the letter of intent were approved by the Boards of Directors of both companies.
     The companies expect to complete the definitive agreement in approximately 30 days. They have agreed to negotiate with each other on an exclusive basis through August 31, 1997. Among other things, the completion of the transaction is subject to a satisfactory due diligence review by each party, the negotiation of the definitive agreement, approval of the definitive agreement by the Boards of Directors of IGL and FTX, approval of the definitive agreement by the IGL and FTX shareholders and approval under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976. The companies expect that these steps will be completed by the end of 1997.
     The merger is expected to result in an annual general and administrative cash cost savings of at least $33 million immediately from the elimination of FTX and FRP costs. This savings amount is expected to increase to approximately $40 million per year in the next several years. In addition, IGL expects additional opportunities for further cost savings from this combination.
An application will be made to list the common stock of Newco on the New York Stock Exchange. Newco will have an 83.3% interest in the Main Pass 299 sulphur and oil and gas operations and will be debt-free. This interest and Newco's Culberson, Texas sulphur operations will represent total proved and probable reserves of 68 million long tons of sulphur and 6.2 million barrels of oil as of June 30, 1997. Newco will be the largest producer of Frasch sulphur in North America as well as the largest marketer and transporter of sulphur in the world.
     "We are extremely pleased to have reached this historic agreement in principle with FTX and believe the merger will allow shareholders of both companies to realize substantial benefits," said Robert E. Fowler, Jr., President and Chief Executive Officer of IMC Global. "This merger will represent a major step in IMC Global's growth strategy and reaffirms our commitment to being the world's leading, low-cost supplier of agricultural products and services. Key among the merger's numerous benefits are a simplified management structure for the phosphate business and considerable cost savings. Clearly, the joining of IMC and FTX will greatly improve our earnings potential and cash flow, as well as our ability to vigorously pursue other growth opportunities." Fowler also noted that in today's competitive market, "being nimble and having the ability to make decisions and move quickly are key factors for success. This merger will greatly enhance both of these factors."
     IGL's Chief Executive further stated that, "since the transaction would leave the Company with stronger cash flows and low leverage, IGL intends to restructure its balance sheet to achieve a more efficient capital structure and largely eliminate any earnings per share dilution that would otherwise occur."
     Rene L. Latiolais, President and Chief Executive Officer of Freeport-McMoRan Inc. said, "The merger of FTX and IGL provides an attractive opportunity to save costs while focusing the company on the tremendous potential for our combined businesses. This will allow the FTX shareholders to participate in the growth associated with the world's largest and lowest cost phosphate fertilizer producer, as well as benefit from participation in IMC Global's strong position in the improving potash business and agricultural input retail sector. FTX and IGL have been in a phosphate joint venture since mid-1993, with IMC's share of the cash distribution increasing to 58.5% as of July 1, 1997. This is a logical step for shareholders of both companies to enhance their values. This is a 'win-win' for these shareholders -- FTX owners get value and continued participation in fertilizers, while IGL gets an increased share of a business poised for growth with impressive synergistic savings of administrative costs in the combined entities. The significant reduction in costs associated with administering the combined businesses is an important factor driving improved value for the merged entity and will also benefit FRP. The new sulphur company, Newco, to be owned by the current FTX shareholders and FRP unitholders, will be debt-free and have significant long-term reserves."
     Mr. Latiolais also noted that "the merger of IGL and FTX will have no effect on the previously announced proposed oil and gas exploration program and other transactions between FRP and McMoRan Oil & Gas Co."
     IMC Global is one of the world's leading producers and marketers of phosphate and potash crop nutrients and animal feed ingredients, with fiscal 1997 revenues and EBITDA of nearly $3 billion and $500 million, respectively. The Company also is one of the nation's leading distributors of crop nutrients, including nitrogen, and related products through its FARMARKET and Rainbow distribution networks. Additionally, it sells potash and other products to industrial users, produces sulphur and oil through joint venture operations, and markets lawn and garden products under its IMC Vigoro brand name.
     Freeport-McMoRan Inc. owns a 51.6% interest in FRP, which is engaged in the production and sale of phosphate fertilizers and animal feed ingredients as well as the mining and sale of phosphate rock through IMC-Agrico Company, a joint venture with IGL; the mining, transporting, terminalling and marketing of sulphur and the exploration for, development and production of oil and gas reserves.
     Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC are advising IMC Global in connection with this transaction.
                            #   #   #

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibit

            99.1 Letter of Intent dated July 25, 1997 between Freeport-McMoRan Inc. and IMC Global Inc.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan INC.


                              By:  /s/ Rene L. Latiolais
                                   Rene L. Latiolais
                                   President and Chief Executive Officer
                                   (Authorized signatory and
                                   Principal Executive Officer)

Date:  August 5, 1997

                      FREEPORT-McMoRan Inc.

                         EXHIBIT INDEX

Exhibit
Number

   99.1 Letter of Intent dated July 25, 1997 between Freeport-McMoRan Inc. and IMC Global Inc.